                        UCFC                        EXHIBIT 20.5
                   UCFC Loan Trust
                   Series 1996-B1
                 Reserve Fund Trust
            Statement To Certificateholders


------------------------------------------------------------------------------------------
                DISTRIBUTIONS IN DOLLARS

                      PRIOR                                                      CURRENT
         ORIGINAL     PRINCIPAL                             REALIZED  DEFERRED   PRINCIPAL
CLASS    FACE VALUE   BALANCE    INTEREST PRINCIPAL  TOTAL  LOSSES    INTEREST   BALANCE
-----    ----------   ---------  -------- ---------  -----  --------  --------   ---------
A TRUST  0.00         0.00       0.00     0.00       0.00   0.00      0.00       0.00
B TRUST  0.00         0.00       0.00     0.00       0.00   0.00      0.00       0.00
------------------------------------------------------------------------------------------
TOTALS:  0.00         0.00       0.00     0.00       0.00   0.00      0.00       0.00
==========================================================================================

----------------------------------------------------------------------------------------
                                                                          PASS-THROUGH
                   PRIOR                                   CURRENT           RATES
                   PRINICPAL                               PRINCIPAL    ----------------
CLASS     CUSIP    BALANCE   INTEREST  PRINCIPAL TOTAL     BALANCE      CURRENT   NEXT
-----     -----    --------  --------  --------- -----     ---------    -------   ------
A TRUST            0.000000  0.000000  0.000000  0.000000  0.000000        N/A     N/A
B TRUST            0.000000  0.000000  0.000000  0.000000  0.000000        N/A     N/A
-----------------------------------------------------------------------------------------

SELLER:              UCFC Acceptance Corporation       ADMINISTRATOR:
SERVICER:            United Companies Lending             Bankers Trust Company
                         Corporation                      3 Park Plaza
LEAD UNDERWRITER:    UCFC Acceptance Corporation          Irvine, CA  92714
RECORD DATE:         January 31, 1997                 FACTOR INFORMATION:
DISTRIBUTION DATE:   February 18, 1997                      (800) 735-7777
                              Page 16
                                     (c) COPYRIGHT 1997 Bankers Trust Company